EXHIBIT 23.2

SHATSWELL, MACLEOD & COMPANY, P.C.
Certified Public Accountants

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on or about March 27, 2015 of our report dated March 24, 2014 relating to the consolidated financial statements of Georgetown Bancorp, Inc. and Subsidiary as of December 31, 2013 and 2012 and for the years then ended.

                                                                                                                                                                                                                 /s/ Shatswell, MacLeod & Company, P.C.
                                                                                                                                                                                                                Shatswell, MacLeod & Company, P.C.

West Peabody, Massachusetts
March 25, 2015

83 Pine Street * West Peabody, Massachusetts 01960-3635 * Telephone (978) 535-0206 * Facsimile (978) 535-9908
smc@shatswell.com                             www.shatswell.com